Exhibit 99.1

Monogram Residential Trust, Inc. Appoints Tammy K. Jones as New Independent Director

PLANO, Texas, March 28, 2016 — Monogram Residential Trust, Inc. (NYSE: MORE) (“Monogram” or the “Company”), an owner, operator and developer of luxury apartment communities with a significant presence in select coastal markets across the United States, today announced that Tammy K. Jones has been appointed to the Company’s Board of Directors (the “Board”), effective April 1, 2016. In connection with Ms. Jones’ appointment, the Monogram Board has been expanded from nine to 10 directors, seven of whom are independent.

“We are extremely pleased to welcome Tammy to the Monogram Board,” said Alan Patton, Chairman of the Board. “Tammy is a highly respected executive with more than 23 years of experience in commercial real estate investments, capital markets and finance. We look forward to benefitting from her experience and perspectives as the Company executes on its strategy focused on strong operations and stabilizing development properties. Tammy’s appointment, together with the recent appointment of Timothy Pire, reflects our commitment to maintaining strong corporate governance and adding new, independent and highly qualified directors to the Board.”

“I am excited to be joining the Monogram Board,” commented Ms. Jones. “Since its initial listing on the New York Stock Exchange 16 months ago, Monogram has made significant progress in establishing a distinctive portfolio of multifamily communities. I look forward to contributing to the Company’s momentum as Monogram continues to capitalize on attractive investment and development opportunities in high-growth urban locations.”

About Tammy K. Jones

Tammy K. Jones serves as both Principal and President of Basis Investment Group (“Basis”), a multi-strategy commercial real estate investment platform she founded with JEMB Realty Corporation that acquires and originates a variety of senior and subordinated loans, preferred equity and joint venture equity positions on behalf of its investors. Under her leadership, Basis has succeeded in closing nearly $2.5 billion in commercial real estate debt and structured equity related investments across the United States. Prior to joining Basis, Ms. Jones worked at CWCapital LLC (“CW”) from 2004 to 2009, serving as head of CW’s fixed and floating rate Capital Markets Lending Division and closing approximately $6 billion in investments. Between 1997 and 2004, Ms. Jones was a Senior Vice President of Commercial Capital Initiatives, Inc., a GMACCM subsidiary (now Berkadia) (“GMAC”) and part of the leadership team responsible for creating GMAC’s Capital Markets lending division. Prior to her seven years with GMAC, she held various positions on the equity and asset management side of the business at commercial real estate investment companies including Equitable Real Estate and AMRESCO Management, Inc.

Ms. Jones currently sits on the Board of Directors for the Real Estate Executive Council and is also a board member and Treasurer of The New Agenda, a leadership organization for women, and a member of the President’s Council of Cornell Women. Ms. Jones holds a BA in Economics from Cornell University and an MBA with a concentration in Real Estate Finance from Georgia State University.

About Monogram

Monogram is a fully integrated self-managed real estate investment trust that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities. Monogram invests in stabilized operating properties and properties in various phases of development, with a focus on communities in select markets across the United States. Monogram’s portfolio includes investments in 55 multifamily communities in 10 states comprising 15,211 apartment homes.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These statements may be impacted by a number of known and unknown risks and uncertainties, including, without limitation, risks associated with  our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; and projected capital expenditures. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this press release, including important risk factors described in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2015 and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements to conform to actual results or changes in our expectations.

Contacts

IR Contact:

Stephen Swett

(469) 250-5638

ir@monogramres.com